Exhibit 16.1

[PricewaterhouseCoopers LLP letterhead]

May 21, 2004

Securities and Exchange Commission

450 Fifth Street, N.W.

Washington, D.C. 20549

Commissioners:

We have read the first four paragraphs included in the Form 8-K report of the ALLTEL Corporation 401(k) Plan (the "Plan") dated February 23, 2004 (copy attached), which we understand will be filed with the Commission, pursuant to Item 4 of Form 8-K. We agree with the statements concerning our Firm in such Form 8-K.

Very truly yours,

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP